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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
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                                   Form 8-K


                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



Date of report (Date of earliest event reported):    February 18, 1997



                                  AMGEN INC.
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            (Exact name of registrant as specified in its charter)


      Delaware                    0-12477                        95-3540776
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  (State of               (Commission File Number)           (IRS Employer
  Incorporation)                                             Identification No.)


       1840 DeHavilland Drive, Thousand Oaks, California     91320-1789
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            (Address of principal executive offices)         (Zip Code)

                                (805) 447-1000
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             (Registrant's telephone number, including area code)

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         (former name or former address, if changed since last report)
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Item 5.   Other Events.
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          On February 18, 1997 the Board of Directors of Amgen Inc. (the
"Company") adopted a new Stockholder Rights Plan, effective as of March 21, 1997 (the "Rights Plan"), to replace the Company's existing plan (the "Existing Plan").

          On February 18, 1997, the Board of Directors redeemed the Company's Existing Plan effective March 21, 1997. As a result of the redemption, shareholders of record on March 21, 1997 will receive $.0008 per right. In connection with the redemption, the Board of Directors and the Rights Agent entered into the Fourth Amendment to the Existing Plan. A copy of the Fourth Amendment to the Existing Plan is filed herewith as Exhibit 4.1 and incorporated herein by reference.

          In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred share purchase right (the "Rights") for each outstanding share of common stock, par value $.0001 per share (the "Common Shares"), of the Company outstanding at the close of business on March 21, 1997 (the "Record Date"). Each Right will entitle the registered holder thereof, after the Rights become exercisable and until March 21, 2007 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth (1/1000th) of a share of Series A Junior Participating Preferred Stock, par value $.0001 per share (the "Preferred Shares"), at a price of $225.00 per one one-thousandth (1/1000th) of a Preferred Share, subject to certain anti-dilution adjustments (the "Purchase Price"). Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Shares (or in the case of an Approved Stockholder (as defined below), 20% or more of the Common Shares) (an "Acquiring Person") or (ii) ten business days following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. The Rights will be transferred with and only with the Common Shares until the Distribution Date or earlier redemption or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

          An "Approved Stockholder" means any person who is approved by a majority of the directors who are neither officers or employees of the Company or representatives of an Acquiring Person or an Approved Stockholder ("Outside Directors") and who enters into a standstill agreement with the Company, so long as such person owns less than 20% of the outstanding Common Shares. The provisions in the Rights Agreement relating to "Approved Stockholder" automatically terminate on March 12, 2004.

          Each Preferred Share purchasable upon exercise of the Rights will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend, if any, declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $1,000 per

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share but will be entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

          In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right. With certain exceptions, in the event that, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

          At any time after a Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for one Common Share per Right (subject to adjustment).

          The Rights may be redeemed in whole, but not in part, at a price of $.001 per Right (the "Redemption Price") by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price at the time of the redemption) or any other form of consideration deemed appropriate by the Board of Directors. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The Rights will expire on March 21, 2007 (the "Final Expiration Date") (unless earlier redeemed, exchanged or terminated). American Stock Transfer & Trust Company is the Rights Agent.

          The Purchase Price payable, and the number of one one-thousandths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends

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at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

          Subject to the last sentence of this paragraph, any of the provisions of the Rights Agreement dated as of March 21, 1997 between the Company and the Rights Agent (the "Rights Agreement") may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holder of the Rights. Notwithstanding anything herein to the contrary, any supplement or amendment to the Rights Agreement will require the affirmative vote of a majority of the Outside Directors, and any extension of the Final Expiration Date will require the affirmative vote of three-quarters of the Outside Directors.

          One Right will be distributed to stockholders of the Company for each Common Share owned of record by them on March 21, 1997. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 750,000 Preferred Shares initially for issuance upon exercise of the Rights.

          The Rights Plan is essentially the same in purpose and effect as the Existing Plan being redeemed. The new rights, like the existing rights, are designed to assure that all of the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all stockholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 10% or more of the Company's stock on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a Person or group has become an Acquiring Person.

          The amendment to the Existing Plan describing the redemption of the rights issued under the Existing Plan, the Rights Agreement specifying the terms of the Rights, and the text of the press release announcing the declaration of the Rights, are incorporated herein by reference as exhibits to this Current Report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

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Item 7.   Exhibits.
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     4.1  Fourth Amendment, dated as of February 18, 1997, to the Rights
          Agreement, dated as of January 24, 1989, as amended, between Amgen Inc. and American Stock Transfer & Trust Company.

     4.2 Rights Agreement, dated as of February 18, 1997, between Amgen Inc. and American Stock Transfer & Trust Company, which includes the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Amgen Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

     99.  Text of Press Release, dated February 19, 1997.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 28, 1997

                                      AMGEN INC.



                                      By: /s/ ROBERT S. ATTIYEH
                                         -------------------------
                                         Name: Robert S. Attiyeh
                                         Title: Senior Vice President, Finance
                                                and Corporate Development


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                                 EXHIBIT INDEX



     4.1 Fourth Amendment, dated as of February 18, 1997, to the Rights Agreement, dated as of January 24, 1989, between Amgen Inc. and American Stock Transfer & Trust Company, as amended.

     4.2 Rights Agreement, dated as of February 18, 1997, between Amgen Inc. and American Stock Transfer & Trust Company, which includes the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Amgen Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

     99.  Text of Press Release, dated February 19, 1997.

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